Skye Bioscience Appoints Deborah Charych, PhD to Board of Directors

San Diego, California, February 16, 2023 -- Skye Bioscience, Inc. (OTCQB: SKYE) ("Skye" or the "Company"), a pharmaceutical company developing a proprietary, synthetic cannabinoid derivative to treat glaucoma, has appointed Dr. Deborah Charych to its board of directors effective immediately. Dr. Charych is a biotech professional with over two decades of scientific leadership and drug development experience.

Dr. Charych is a co-founder and former chief technology officer of RayzeBio, an oncology company focused on targeted delivery of radionuclides. She conceived and led the scientific and operational R&D strategy for RayzeBio, which led to a successful $45M Series A financing and launch in August, 2020, and subsequent Series B, C and D rounds, with capital raised amounting to $418M.

Previously, at Nektar Therapeutics Dr. Charych conceived and led the preclinical and early clinical development of an immuno-oncology pipeline, leading to a $1.8B upfront deal with Bristol Myers Squibb. She also contributed to basic research exploring GPCR receptor biology including the cannabinoid receptor system. At FivePrime Therapeutics, Deborah led a team developing biologics for oncology and autoimmune diseases. While at Chiron Corporation she initiated and led a large proteomics effort to guide oncology target discovery. At Lawrence Berkeley National Laboratory, she led an academic team as a tenured principal investigator, focusing on new biomaterials.

Dr. Charych has a Ph.D. in Chemistry from UC Berkeley and a B.S. in Chemistry from Carnegie-Mellon University.

"Deborah’s deep scientific expertise and accomplishment is matched by a strong appreciation of the business imperatives of life science development, including capital market dynamics. We expect that her passion for our programs but independent and critical voice will be a valuable contribution to our board’s guidance of Skye’s R&D and business planning,” said Punit Dhillon, CEO and Chair of Skye.

About Skye Bioscience
Skye Bioscience is a pharmaceutical company unlocking the potential of cannabinoids through the development of its proprietary cannabinoid derivatives to treat diseases with significant unmet needs. The Company’s lead drug candidate, SBI-100 Ophthalmic Emulsion, is a CB1R agonist delivered topically into the eye, is focused on developing a treatment for glaucoma, the world’s leading cause of irreversible blindness. For more information, please visit: www.skyebioscience.com.

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Investor Relations
Email: ir@skyebioscience.com
Phone: (858) 410-0266

Forward Looking Statements
This letter contains forward-looking statements, including statements regarding our product development, business strategy, the timing of clinical trials, and commercialization of cannabinoid-derived therapeutics. Such statements and other statements in this press release that are not descriptions of historical facts are forward-looking statements that are based on management’s current expectations and assumptions and are subject to risks and uncertainties. If such risks or uncertainties materialize or such assumptions prove incorrect, our business, operating results, financial condition, and stock price could be materially negatively affected. In some cases, forward-looking statements can be identified by terminology including “anticipated,” “plans,” “goal,” “focus,” “aims,” “intends,” “believes,” “can,” “could,” “challenge,” “predictable,” “will,” “would,” “may” or the negative of these terms or other comparable terminology. We operate in a rapidly changing environment, and new risks emerge from time to time. As a result, it is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements the Company may make. Risks and uncertainties that may cause actual results to differ materially include, among others, our capital resources, uncertainty regarding the results of future testing and development efforts and other risks that are described in the Risk Factors section of Skye’s most recent annual or quarterly report filed with the Securities and Exchange Commission. Except as expressly required by law, Skye disclaims any intent or obligation to update these forward-looking statements.